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                                                                    Exhibit 23.1


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT FIRM

We consent to the incorporation by reference in Registration Statement No. 333-109294 of RedEnvelope, Inc. on Form S-8 of our report dated June 21, 2004, appearing in this Annual Report on Form 10-K of RedEnvelope, Inc. for the year ended March 28, 2004.

/s/ Deloitte & Touche LLP

San Francisco, California
June 21, 2004